EXHIBIT 99


                Certification Pursuant to 18 U.S.C. Section 1350,
      As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Annual Report of the Sprint Retirement Savings Plan (the "Plan") on Form 11-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission (the "Report"), I, Robert J. Dellinger, Chairman of the Pension and Savings Trusts Committee (the equivalent of the Chief Executive Officer and the Chief Financial Officer of the Plan), certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.



June 26, 2003                 /s/ Robert J. Dellinger
Date                          Robert J. Dellinger
                              Chairman, Pension and Savings Trusts Committee




A signed original of this written statement required by Section 906 has been provided to the Sprint Retirement Savings Plan and will be retained by the Sprint Retirement Savings Plan and furnished to the Securities and Exchange Commission or its staff upon request.













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